Exhibit 3.50(a)

ARTICLES OF INCORPORATION
OF
MID-VOL LEASING, INC.

The undersigned, acting as Incorporator(s), of a corporation under Section 27,
Article 1, Chapter 31, of the Code of West Virginia, 1931, as amended, adopt(s)
the following Articles of Incorporation for such corporation:

I.     The undersigned agree to become a corporation by the name of

Mid-Vol Leasing, Inc.

II.     The address of the principal office of said corporation shall be located at Post Office Box 1112, in the city, town or village of Princeton, County of Mercer, State of West Virginia, 24740.

          If either the principal office or the principal place of business of said corporation is NOT located in the State of West Virginia, give address of the exact location.

III.     The purpose or purposes for which corporation is formed are as follows:

          To operate a business involving leasing and related business. To purchase, hold, pledge, transfer, sell or otherwise dispose of or deal in, the shares of capital stock, bonds, debentures, notes or other securities or evidences of indebtedness of any corporation; to receive, collect and dispose of dividends, interests or other income on any such securities held by it, and do any and all acts and things tending to increase the value of said corporation; to issue bonds and secure the same by pledge or deed of trust of or upon any part of such securities or other property held or owned by the. company and to sell or pledge such bonds for proper corporate purposes and in the promotion of its corporate business; to purchase, receive, hold and dispose of any securities of any person or corporation, whether such securities shall be bonds, mortgages, debentures, notes, shares of capital stock or otherwise, and in respect to any such securities, to exercise any and all rights and privileges of ownership thereof, and generally to act as investment brokers, agents or principals.

          To borrow and lend money and negotiate loans; to draw, accept, endorse, buy, and sell promissory notes, bonds, stocks, debentures, coupons, and other securities; to privileges of ownership, including the right to vote thereon, to the same extent as a natural person might or could do. In carrying out these purposes to enter into, make, and perform contracts of every kind with any person, firm, association, or corporation, municipality, body politic, country, territory, State, government or colony or dependency thereof, and without limit as to the amount to draw, make, accept, endorse, discount, execute, and issue promissory notes, drafts, bills of exchange, warrants, debentures, and other negotiable or transferable instruments and evidences of indebtedness, whether secured by mortgage or otherwise, as well as to secure the same by mortgage or otherwise.

          To conduct a business in any of the states, territories, colonies, or dependencies of the United States, in the District of Columbia, and in any and all foreign countries; to have one or more offices therein and therein to hold, purchase, mortgage, and convey real estate and personal property, without limit as to amount, and therein to hold the meetings of incorporators, stockholders,, and directors of the Corporation.

          To do any or all of the things herein set forth to the same extent as a natural person or persons might or could do and in any part of the world, as principals, agents, contractors, trustees or otherwise, and either alone or in company with others.

          To purchase, hold, and reissue any of the shares of capital stock.

IV.     Provisions granting preemptive rights are:

          NONE

V.     Provisions for the regulation of the internal affairs of the corporation are:

          The internal affairs of the corporation will be regulated by the Board of Directors and officers of said corporation. By?Laws will be drawn up and approved by the stockholders of said corporation. VI. The amount of the total authorized capital stock of said corporation shall be $1,000.00 dollars, which shall be divided into 100 shares of the par value of $10.00 dollars each.

VII.     The full names and. addresses of the incorporator(s), including street and street numbers, if any, the city, town or village, including ZIP number, the number of shares subscribed for by each are as follows:

NAME	ADDRESSES	NO. OF SHARES (optional)

David Burton	Post Office Box 5129, Princeton, West Virginia 24740

VIII.     The existence of this corporation. is to be perpetual.

IX.     The name and address of the appointed person to whom notice or process may be sent:

Richard Preservati, Director
Mid-Vol Leasing, Inc.
Post Office Box 1112
Princeton, West Virginia 24740

X.     The number of directors constituting the initial Board of Directors of the corporation is One, and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify.

NAME Richard Preservati, Director,	ADDRESS Post Office Box 1112, Princeton, West Virginia 24740

          I, WE, the undersigned, for the purpose of forming a corporation under the laws of the State of West Virginia, do make and file this Articles of Incorporation, and I/We have accordingly hereunto set our respective hands this 27th day of April, 1989. (All Incorporators must sign below. Names and signatures must appear the same throughout the Articles of Incorporation). Xerox copies of Signatures are not acceptable.

S\ David Milton DAVID MILTON

STATE OF WEST VIRGINIA,

COUNTY OF MERCER, to-wit:

          I, DONNA W. TOLLIVER, a Notary Public, in and for the County and State aforesaid, hereby certify that DAVID BURTON, whose name(s) are signed to the foregoing Articles of Incorporation, (names of all incorporator(s) as shown in Article VII must be issue on commission, subscribe for, take, acquire, hold, sell, exchange, and deal in shares, stocks, bonds, obligations, and securities of any government, authority, or company; to form, promote, subsidize, and assist companies, syndicates, or partnerships of all kinds, and to finance and refinance the same.

          To develop and turn to account any and acquired by or in which the company is interested, and in particular by laying out and preparing the same for building purposes, construction, altering, repairing, pulling down, decorating, maintaining, furnishing, fitting up and improving buildings, and planting, paving, draining letting on building leases or building agreements, and by advancing money to and entering into contracts and arrangements of all kinds with builders, tenants, and others. To engage in general insurance brokerage business for the purpose of selling fire, accident, liability, collision, theft, property damage, and other insurance. To carry on and undertake any business undertaking, transaction or operation commonly carried on or undertaken by capitalist, promoter, financiers, concessionaires, contractors, brokers, commission merchants, and any other incidental business which may seem to the company convenient to carry on in connection with the above or calculated directly or indirectly to enhance the value of or render profitable any of the company’s property or rights.

          In furtherance and not in limitation of the privileges of this Corporation it shall be lawful to purchase or acquire in any lawful manner, and to hold, own, mortgage, pledge, sell, lease, transfer, or in any manner dispose of, and deal and trade in, real estate, goods, wares, merchandise, and property of any and every class and description, and in any part of the world.

          To acquire the good will, rights, and property, and undertake the whole or any part of the assets or liabilities of any person, firm, association, or corporation engaged in any business authorized in these purposes, to pay for same in cash, the stock of any company, bonds or otherwise; to hold or in any manner dispose of the whole or any part of the property so purchased; to conduct in any lawful manner the whole or any part of any business so acquired, and to exercise all the powers necessary or convenient in and about the conduct and management or such business. To guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge, or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of indebtedness created by any other corporation or corporations in this State or any other State, country, nation, or government, and while owner of said stock may exercise all the rights, powers, and inserted in this space by official taking acknowledgment) bearing date, the 27th day of April, 1989, this day personally appeared before me in my said County and severally acknowledged their signature(s) to be the same.

           Given under my hand and official seal this 27th day of April, 1989.

S\ Donna W. Tolliver NOTARY PUBLIC

(NOTARIAL, SEAL)

My Commission Expires: 10-22-96

Articles of Incorporation
Prepared by:
David Burton
Attorney at Law
Post Office Box 5129
Princeton, West Virginia 24740